Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement of Firstbank Corporation on Form S-4 of our report dated February 25, 2005 on the financial statements of Firstbank Corporation appearing in the 2004 Form 10-K of Firstbank Corporation and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Chizek and Company LLC Crowe Chizek and Company LLC

Grand Rapids, Michigan
July 7, 2005

Exhibit 23.1